                                                                    EXHIBIT 23.3



                        INDEPENDENT APPRAISER'S CONSENT



The Boards of Directors of


Ugly Duckling Corporation and


  Cygnet Financial Corporation:



     We have reviewed and approved the summary of our appraisal report referred to in the Cygnet Financial Corporation prospectus and to the reference to our firm under the headings "Experts," "Prospectus Summary -- The Rights Offering," "The Rights Offering -- Opinion of Appraiser," "Federal Income Tax Consequences," and elsewhere therein.



                                                /s/ WILLAMETTE MANAGEMENT
                                                      ASSOCIATES



San Francisco, California


July 21, 1998